Exhibit 99.1

PRESS RELEASE

Contact:	L. Scott Biar, CFO and Treasurer
Stewart & Stevenson Services, Inc.
713-868-7700

Dan Burch / Charlie Koons
MacKenzie Partners, Inc.
212-929-5500

Dan Katcher / Matt Sherman
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES, INC. MAILS DEFINITIVE PROXY MATERIALS

Special Meeting of Shareholders to Vote on Proposed Merger
Scheduled for May 9, 2006

HOUSTON – April 7, 2006 – Stewart & Stevenson Services, Inc. (NYSE: SVC) announced today that it has commenced mailing to shareholders and filed with the Securities and Exchange Commission definitive proxy materials in connection with the Company’s merger agreement with Armor Holdings, Inc. (NYSE: AH). As previously announced on February 27, 2006, Stewart & Stevenson and Armor Holdings entered into a definitive merger agreement pursuant to which Armor Holdings would acquire all of the outstanding common stock of Stewart & Stevenson for $35.00 per share in cash.

A special meeting of Stewart & Stevenson shareholders to consider and vote upon the proposed merger has been scheduled for May 9, 2006 at 10:00 a.m., Houston time, at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas. Stewart & Stevenson shareholders of record as of the close of business on April 5, 2006 will be entitled to vote at the special meeting.

Shareholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ unanimous recommendation that shareholders vote FOR the approval and adoption of the merger agreement and the merger.

About Stewart & Stevenson

Stewart & Stevenson Services, Inc., founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the U.S. Army and others worldwide. Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC. For more information on Stewart & Stevenson Services, Inc., visit http://www.ssss.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions, risks associated with Distributed Energy Solutions business, risks of fixed-price contracts, risks as to rising steel prices, risks as to cost controls, risks of general economic conditions, risk of competition, risks relating to technology, risks relating to personnel, risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks, all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, Stewart & Stevenson has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Stewart & Stevenson shareholders are urged to read the definitive proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Stewart & Stevenson, the proposed transaction and related matters. The definitive proxy statement will be mailed to the shareholders of Stewart & Stevenson. You will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Stewart & Stevenson with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Stewart & Stevenson Services, Inc., Investor Relations, P.O. Box 1637, Houston, Texas 77251 or at Stewart & Stevenson Services, Inc.’s Investor Relations page on its corporate website at www.ssss.com.

Stewart & Stevenson and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stewart & Stevenson’s directors and executive officers is contained in Stewart & Stevenson’s proxy statement for its 2005 annual meeting, as filed with the SEC on May 4, 2005. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger and our annual report on Form 10-K for the fiscal year ended January 31, 2006 to be filed with the SEC.

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